Exhibit 99.1

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR THIRD QUARTER FISCAL 2016, RAISES FULL-YEAR EARNINGS GUIDANCE, INCREASES QUARTERLY DIVIDEND AND DECLARES SPECIAL DIVIDEND

Positive Third Quarter Comparable Store Restaurant Sales and Retail Sales

Board Increases Quarterly Dividend to $1.15 per share and Declares Special Dividend of $3.25 per share

LEBANON, Tenn. – June 1, 2016 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the third quarter of fiscal 2016 ended April 29, 2016.

Third Quarter Fiscal 2016 Highlights

•	Compared to the prior year third quarter, comparable store restaurant sales increased 2.3% and comparable store retail sales increased 2.2%.

•	Operating income was 9.6% of total revenue, compared to GAAP operating income of 8.1% in the prior year quarter, or 8.2% in the prior year quarter when adjusted to exclude the impact of a prior year litigation accrual. (See non-GAAP reconciliation below.)

•	On a GAAP basis, earnings per diluted share were $2.04. Excluding the impact of a reduction of the provisions for uncertain tax positions, adjusted earnings per diluted share were $1.82, a 22% increase over adjusted earnings per diluted share of $1.49 in the prior year.

Commenting on the third quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “During the third quarter, we had positive comparable store restaurant and retail sales growth, and continued to outperform the casual dining industry. With the reduction in commodity costs, and our management team’s focus on cost savings initiatives, we increased our operating income by nearly twenty percent. We are encouraged by our May sales results, which we believe have been driven in part by customer enthusiasm around our summer menu offerings.”

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

Third Quarter Fiscal 2016 Results

Revenue

The Company reported total revenue of $700.1 million for the third quarter of fiscal 2016, representing an increase of 2.4% over the third quarter of the prior year. Comparable store restaurant sales increased 2.3%, as a 2.9% increase in average check was partially offset by a 0.6% reduction in traffic. The average menu price increase for the quarter was approximately 2.8%. Comparable store retail sales increased 2.2% for the quarter.

The Company believes the Easter holiday shift between March and April resulted in a positive impact on comparable store traffic in March and a negative impact on comparable store traffic in April. Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of February, March and April, and for the third quarter were as follows:

	February	March	April	Third Quarter
Comparable restaurant traffic	0.2%	0.7%	-2.3%	-0.6%
Average check	2.9%	3.3%	2.5%	2.9%
Comparable restaurant sales	3.1%	4.0%	0.2%	2.3%
Comparable retail sales	6.1%	6.7%	-3.6%	2.2%

Operating Income

Operating income for the third quarter was $67.0 million, or 9.6% of total revenue. GAAP operating income in the prior year quarter was 8.1% of total revenue, or 8.2% when adjusted to exclude the impact of a litigation accrual. As a percentage of total revenue, improvements in cost of goods sold, labor and related expenses, and general and administrative expenses were partially offset by an increase in other store operating expenses.

Diluted Earnings per Share

On a GAAP basis, earnings per diluted share were $2.04 versus $1.47 in the prior fiscal year. Adjusted to exclude the impact of a reduction of the provisions for uncertain tax positions, adjusted earnings per diluted share were $1.82, compared with adjusted earnings per diluted share of $1.49 in the prior year quarter.

Quarterly Dividend Increase and Special Dividend

The Company announced that its Board of Directors increased the quarterly dividend to $1.15 per share on the Company’s common stock, which represents a 4.5% increase over the Company’s previous quarterly dividend of $1.10. The quarterly dividend is payable on August 5, 2016 to shareholders of record on July 15, 2016.

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

The Board of Directors also declared a special dividend of $3.25 per share on the Company’s common stock. The special dividend is payable on July 29, 2016 to shareholders of record on July 15, 2016.

Commenting on the quarterly and special dividend, Ms. Cochran said, “We believe the increase in our quarterly dividend and the decision to declare a special dividend reflects our Board’s commitment to a balanced approach to capital allocation, and to an ongoing assessment of our financial results, capital investment and liquidity needs, and our ability to deliver total shareholder return.”

Fiscal 2016 Outlook

Based upon year-to-date financial performance, recent trends, and current estimates, the Company raised its full-year earnings guidance. For fiscal 2016, the Company now expects to report earnings per diluted share on a GAAP basis of between $7.75 and $7.85, and on an adjusted basis of between $7.45 and $7.55. The Company now expects to report increases in comparable store restaurant and retail sales in the range of 2.0% to 2.5%. The Company expects total revenue of between $2.90 billion and $2.95 billion, reflecting the expected opening of five new Cracker Barrel stores during the fiscal year.

The Company now projects food commodity inflation to be flat for the fiscal year. The Company projects operating income margin of approximately 9.5% of total revenue for fiscal 2016. The Company expects depreciation expense between $77 million and $78 million; net interest expense of approximately $14 million; and capital expenditures of between $100 million and $110 million. The Company now expects an effective tax rate for fiscal 2016 of approximately 29% on a GAAP basis, or approximately 31% on an adjusted basis.

The Company expects to report earnings per diluted share for the fourth quarter of fiscal 2016 of between $2.05 and $2.15. The Company reminds investors that its outlook for fiscal 2016 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2016 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com on June 1, 2016, beginning at 11:00 a.m. (Eastern Time). An online replay will be available at 2:00 p.m. (Eastern Time) and continue through June 15, 2016.

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 636 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY 2016 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	4/29/2016	5/1/2015	Percentage Change	4/29/2016	5/1/2015	Percentage Change
Total revenue	$700,136	$683,705	2%	$2,166,767	$2,123,099	2%
Cost of goods sold, exclusive of depreciation and rent	212,382	216,142	(2)	700,287	700,592	(0)
Labor and other related expenses	249,324	246,805	1	745,581	740,806	1
Other store operating expenses	135,011	126,711	7	411,821	390,609	5

Store operating income	103,419	94,047	10	309,078	291,092	6
General and administrative expenses	36,391	38,570	(6)	106,217	108,952	(3)

Operating income	67,028	55,477	21	202,861	182,140	11
Interest expense	3,436	4,030	(15)	10,549	13,138	(20)

Pretax income	63,592	51,447	24	192,312	169,002	14
Provision for income taxes	14,423	16,130	(11)	54,036	52,498	3

Net income	$49,169	$35,317	39	$138,276	$116,504	19

Earnings per share – Basic:	$2.05	$1.48	39	$5.77	$4.87	18

Earnings per share – Diluted:	$2.04	$1.47	39	$5.75	$4.85	19

Weighted average shares:
Basic	23,941,188	23,937,844	0	23,945,184	23,904,945	0
Diluted	24,073,778	24,066,061	0	24,064,624	24,033,296	0

Ratio Analysis
Total revenue:
Restaurant	81.5%	81.5%		79.1%	79.2%
Retail	18.5	18.5		20.9	20.8

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	30.3	31.6		32.3	33.0
Labor and other related expenses	35.6	36.1		34.4	34.9
Other store operating expenses	19.3	18.5		19.0	18.4

Store operating income	14.8	13.8		14.3	13.7
General and administrative expenses	5.2	5.7		4.9	5.1

Operating income	9.6	8.1		9.4	8.6
Interest expense	0.5	0.6		0.5	0.6

Pretax income	9.1	7.5		8.9	8.0
Provision for income taxes	2.1	2.3		2.5	2.5

Net income	7.0%	5.2%		6.4%	5.5%

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	4/29/2016	5/1/2015
Assets
Cash and cash equivalents	$176,692	$202,054
Accounts receivable	18,667	25,858
Income tax receivable	10,033	8,269
Inventory	145,882	136,405
Prepaid expenses	15,874	13,826
Deferred income taxes	5,636	4,964
Property and equipment, net	1,060,513	1,042,898
Other long-term assets	62,656	66,793

Total assets	$1,495,953	$1,501,067

Liabilities and Shareholders’ Equity
Accounts payable	$88,011	$89,327
Other current liabilities	228,170	226,602
Long-term debt	400,000	400,000
Interest rate swap liability	17,559	9,633
Other long-term obligations	128,007	130,083
Deferred income taxes	53,773	61,350
Shareholders’ equity, net	580,433	584,072

Total liabilities and shareholders’ equity	$1,495,953	$1,501,067

Common shares issued and outstanding	23,941,998	23,949,084

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	4/29/2016	5/1/2015
Cash flows from operating activities:
Net income	$138,276	$116,504
Depreciation and amortization	57,481	53,928
Loss on disposition of property and equipment	3,812	5,413
Share-based compensation, net of excess tax benefit	6,830	7,571
Decrease in inventories	7,176	29,021
(Decrease) in accounts payable	(45,106)	(9,150)
Net changes in other assets and liabilities	(19,111)	13,393

Net cash provided by operating activities	149,358	216,680

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(69,504)	(60,055)
Proceeds from sale of property and equipment	639	1,563

Net cash used in investing activities	(68,865)	(58,492)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(5,281)	(3,432)
Excess tax benefit from share-based compensation	2,063	3,224
Purchases and retirement of common stock	(14,653)	0
Deferred financing costs	0	(3,537)
Dividends on common stock	(151,385)	(71,750)

Net cash used in financing activities	(169,256)	(75,495)

Net (decrease) increase in cash and cash equivalents	(88,763)	82,693
Cash and cash equivalents, beginning of period	265,455	119,361

Cash and cash equivalents, end of period	$176,692	$202,054

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	4/29/2016	5/1/2015	4/29/2016	5/1/2015
Units in operation:
Open at beginning of period	635	634	637	631
Opened (closed) during period	0	0	(2)	3

Open at end of period	635	634	635	634
Total revenue: (In thousands)
Restaurant	$570,477	$557,098	$1,713,674	$1,681,363
Retail	129,659	126,607	453,093	441,736

Total revenue	$700,136	$683,705	$2,166,767	$2,123,099

Cost of goods sold: (In thousands)
Restaurant	$149,484	$153,351	$469,050	$470,511
Retail	62,898	62,791	231,237	230,081

Total cost of goods sold	$212,382	$216,142	$700,287	$700,592

Average unit volume: (In thousands)
Restaurant	$898.4	$878.7	$2,696.4	$2,654.1
Retail	204.2	199.7	712.9	697.3

Total	$1,102.6	$1,078.4	$3,409.3	$3,351.4

Operating weeks:	8,255	8,242	24,786	24,706

	Q3 2016 vs. Q3 2015	9 mo. 2016 vs. 9 mo. 2015
Comparable store sales period to period increase:
Restaurant	2.3%	1.8%
Retail	2.2%	2.5%
Number of locations in comparable store base	629	623

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Cracker Barrel Reports Third Quarter Results

June 1, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the Company makes reference to As Adjusted general and administrative expenses, operating income, provision for taxes and net income per share before the impact of a reduction of the provisions for uncertain tax positions, the retroactive reinstatement of the Work Opportunity Tax Credit and the prior year Fair Labor Standards Act litigation. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Third Quarter ended April 29, 2016			Third Quarter ended May 1, 2015
	As Reported	Adjust (1)	As Adjusted	As Reported	Adjust (3)	As Adjusted
Store operating income	$103,419	$—	$103,419	$94,047	$—	$94,047
General and administrative expenses	36,391	—	36,391	38,570	(769)	37,801

Operating income	67,028	—	67,028	55,477	769	56,246
Interest Expense	3,436	—	3,436	4,030	—	4,030

Pretax income	63,592	—	63,592	51,447	769	52,216
Provision for income taxes	14,423	5,312	19,735	16,130	239	16,369

Net income	$49,169	$(5,312)	$43,857	$35,317	$530	$35,847

Earning per share - Basic	$2.05	$(0.22)	$1.83	$1.48	$0.02	$1.50
Earning per share - Diluted	$2.04	$(0.22)	$1.82	$1.47	$0.02	$1.49

	Nine Months ended April 29, 2016			Nine Months ended May 1, 2015
	As Reported	Adjust (1), (2)	As Adjusted	As Reported	Adjust (2), (3)	As Adjusted
Store operating income	$309,078	$—	$309,078	$291,092	$—	$291,092
General and administrative expenses	106,217	—	106,217	108,952	(2,919)	106,033

Operating income	202,861	—	202,861	182,140	2,919	185,059
Interest Expense	10,549	—	10,549	13,138	—	13,138

Pretax income	192,312	—	192,312	169,002	2,919	171,921
Provision for income taxes	54,036	7,604	61,640	52,498	3,226	55,724

Net income	$138,276	$(7,604)	$130,672	$116,504	$(307)	$116,197

Earning per share - Basic	$5.77	$(0.31)	$5.46	$4.87	$(0.01)	$4.86
Earning per share - Diluted	$5.75	$(0.32)	$5.43	$4.85	$(0.01)	$4.84

(1)	Provision for income taxes adjusted for reversal of certain provisions for uncertain tax positions.
(2)	Provision for income taxes adjusted to exclude $2.3 million in both 2016 and 2015 for the prior year favorable effect of the retroactive reinstatement of the Work Opportunity Tax Credit.
(3)	Accrued liability and tax effects related to the settlement of the Fair Labor Standards Act litigation.

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